A CREDIT LINE DEED OF TRUST AND FIXTURE FILING

THIS CREDIT LINE DEED OF TRUST AND FIXTURE FILING (this “Deed of Trust”), made this 7th day of April, 2022, by KRONOS ADVANCED TECHNOLOGIES WV, INC., a West Virginia corporation (the “Grantor”), to JOYCE F. OFSA, a resident of Kanawha County, West Virginia, as trustee (the “Trustee”), for the benefit of WEST VIRGINIA ECONOMIC DEVELOPMENT AUTHORITY, a West Virginia public corporation (referred to herein as either “WVEDA” or “Beneficiary”).  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the WVEDA Loan Agreement (as defined herein).

W I T N E S S E T H:

That for and in consideration of the indebtedness and trusts hereinafter set forth and the sum of Ten Dollars ($10.00), cash in hand paid, the receipt and sufficiency of which are hereby acknowledged, the Grantor does hereby GRANT and CONVEY unto the Trustee, with power of sale, all of the following:

(a)All of Grantor’s interest in those certain parcels of real property located in the City of Parkersburg, Wood County, West Virginia, as more particularly bounded and described in Exhibit A attached hereto and made a part of this Deed of Trust, together with all buildings, improvements and structures at any time now or hereafter erected, situated or placed thereon and all rights, privileges, easements, hereditaments, appendages and appurtenances thereunto belonging or appertaining;

(b)All right, title, interest and estate of the Grantor in and to streets, roadways, sidewalks, curbs, alleys and areas involving the estate hereby conveyed and portions thereof, and whether vacated by law or ordinance (conditionally or otherwise);

(c)All fixtures, fixed assets and personalty of a permanent nature, owned by the Grantor now or at any time hereafter annexed, affixed or attached to the Property (as defined herein) hereby conveyed and the buildings, improvements or structures thereon and used or intended to be used in the possession, occupation or enjoyment thereof, and all replacements additions and substitutions thereof or thereto, including, but without limiting the generality of the foregoing, all apparatus, appliances, machinery, equipment and articles located on the Property hereby conveyed and used to supply or provide or in connection with heat, gas, air conditioning, plumbing, water, lighting, power, elevator service, sewerage, refrigeration, cooling, ventilation, sprinkler system and water heater, all of which, described in this item (c), shall be a part of the freehold and a portion of the security for the obligation herein described;

(d)All equipment, materials, supplies and other property of every kind or nature whatsoever, now or hereafter owned by Grantor or in which Grantor has or shall have an interest, procured for incorporation in or to be affixed to buildings or other improvements on the Property hereby conveyed or appurtenances thereto; and existing and future leases for all or any part of the Property hereby conveyed, together with all rent, income, or other proceeds from the Property hereby conveyed; and

(e)All rentals, proceeds, revenues and other income from the aforementioned land, buildings and improvements or any part thereof; but so long as Grantor is not in default hereunder, Grantor may collect and receive all of said income.

All property described above shall secure the obligations herein described and covered by this Deed of Trust, and all of the foregoing property, interests in property and other rights and interests are herein sometimes referred to collectively as the “Property.”

The Grantor does hereby covenant to and with the Trustee that it will WARRANT GENERALLY the title to its interest in the Property; that Grantor has the right to convey the Property to the Trustee; that the same is free from any and all liens, claims and encumbrances, except the following which are collectively referred to herein as the “Permitted Encumbrances”:  (i) real estate taxes assessed but not yet due and payable; and (ii) the  exceptions listed on Schedule B, Part II of the Title Insurance Policy issued by First American Title Insurance Company to WVEDA dated as of the date hereof; and that the Grantor will execute such further assurances of the Property as may be requisite, including, but not limited to, the execution and delivery of financing statements and such other instruments as may be required to impose the lien hereof more specifically upon any item or items of property, or rights or interests therein, covered by this Deed of Trust.

IN TRUST NEVERTHELESS, to secure the following: (i) the payment of a loan in the original principal sum of One Million Eight Hundred Forty Five Thousand and 00/100 Dollars ($1,845,000.00) (the “Real Estate Loan”), with all interest accruing thereon for a term of fifteen (15) years, evidenced by a Promissory Note (Real Estate Loan) dated the date hereof in the original principal amount of One Million Eight Hundred Forty Five Thousand and 00/100 Dollars ($1,845,000.00), made by Grantor and Kronos Advanced Technologies, Inc., a Nevada corporation (“KAT” and together with Grantor, the “Borrowers”) and payable to the order of WVEDA, the beneficial holder thereof, (ii) the payment of a loan in the original principal sum of Six Hundred Seventy Five Thousand and 00/100 Dollars ($765,000.00) (the “Equipment Loan” and together with the Real Estate Loan, the “WVEDA Loans”), with all interest accruing thereon for a term of ten (10) years, evidenced by a Promissory Note (Equipment Loan) dated the date hereof in the original principal amount of Seven Hundred Sixty Five Thousand and 00/100 Dollars

($765,000.00), made by the Borrowers and payable to the order of WVEDA, the beneficial holder thereof (together with all amendments, renewals, extensions, substitutions and modifications thereof, collectively the “WVEDA Notes”); (ii) the performance by the Borrowers of all the terms and conditions under that certain Loan Agreement of even date herewith by and among WVEDA and the Borrowers (together with all amendments, renewals, extensions, substitutions and modifications thereof, the “WVEDA Loan Agreement”); and (iii) the performance by the Borrowers of all terms and conditions of the other WVEDA Loan Documents (as defined in the WVEDA Loan Agreement).  This Deed of Trust shall also secure any note or notes given in continuation, modification, renewal or in lieu of or in substitution for the WVEDA Notes, however changed in form, manner or amount, together with any interest that may be due thereon.

Grantor covenants, represents, warrants and agrees with the Trustee and with the Beneficiary, and each of them, as follows:

1.That Grantor will promptly pay all taxes, charges and assessments lawfully levied against the Property and upon its failure to so do, then the Trustee or the Beneficiary may, without any obligation to do so, pay the same or any part thereof remaining unpaid, and any amount so paid shall bear interest at the rate of ten percent (10%) per annum from the date of such payment and be and become secured by this Deed of Trust.

2.That Grantor will keep all buildings and other improvements now or hereafter placed on the Property hereby conveyed, and the appurtenances thereunto belonging, fully insured pursuant to the terms and conditions of the WVEDA Loan Agreement.  Upon full foreclosure or a deed in lieu of such foreclosure, all of Grantor’s right, title and interest in and to the aforesaid insurance shall automatically pass to and be the property of the then holder of the obligation hereby secured.

3.That Grantor will keep and maintain all buildings and other improvements now or hereafter placed on the Property hereby conveyed in good repair and condition pursuant to the terms and conditions of the WVEDA Loan Agreement.

4.That Grantor will not, without prior written consent of the Beneficiary, create or permit to exist or be created any mortgage, deed of trust, pledge or other lien or encumbrance on any of the Property, except this Deed of Trust and the Permitted Encumbrances, and will not suffer or permit any mechanic’s or materialmen’s liens or any other lien of any nature whatsoever to attach to any of the Property or to remain outstanding against same or any part thereof; provided, however, that Grantor may, in good faith, contest the validity of any such lien and, in the case of such contest, provide for the payment thereof in a manner satisfactory to Beneficiary.

5.There has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substances (as defined in the WVEDA Loan Agreement) by Grantor during its ownership of the Property that directly or indirectly affects the Property.  The Beneficiary and the Trustee shall have the right, but shall not be required, to enter in and upon the Property and take such other actions as the Beneficiary and the Trustee deem necessary or advisable in order to inspect, test, clean up, remove, or otherwise remedy any and all improper releases or discharges of Hazardous Substances or to respond to any complaint, order, citation, directive, claim, notice, or other action against the Grantor, the Beneficiary or the Trustee by any applicable governmental unit or any private party or group for violations of any applicable environmental law in order to protect the Property, and any and all costs incurred by the Beneficiary and the Trustee pursuant thereto shall be immediately due and payable by the Grantor upon demand and shall be further secured hereby.

6.That Grantor will pay to the Trustee and will pay the holder of any obligations, the payment of which is hereby secured, any and all sums of money, including costs, expenses and reasonable attorneys’ fees incurred or expended in any proceedings, legal or equitable, to sustain the lien of this Deed of Trust, or its priority, or in defending any party hereto or any party hereby secured against the liens, demands or claims of title, or any or either of them, of any person or persons asserting priority over this Deed of Trust or asserting title adverse to the title under which the Trustee holds, or in the discharge of any such lien or claim, or in connection with any suit at law or in equity to foreclose this Deed of Trust or to recover any obligation hereby secured, together with interest on such sums at the rate of ten percent (10%) per annum until paid, and this Deed of Trust shall stand as security therefor.

7.That the information furnished to the Beneficiary by the Grantor concerning the Grantor’s financial status is correct and complete, and that there have been no material adverse changes in the Grantor’s financial status since such information was furnished to the Beneficiary.

8.That Grantor will keep proper books of record and account in accordance with sound accounting practice concerning Grantor’s business; will furnish the Beneficiary a copy of Grantor’s year-end financial statement and will give the Beneficiary further information concerning Grantor’s financial condition or business activities, each as required by the WVEDA Loan Agreement.

9.The occurrence of any of the following events shall constitute an event of default under this Deed of Trust (hereinafter called an “Event of Default”):  (a) if the Borrowers shall fail to pay the principal, interest or other sums due and owing under the WVEDA Notes in accordance with the terms or time periods described in the WVEDA Loan Agreement or shall fail to pay as and when due any other sums due and owing under this Deed of Trust or under any of the other WVEDA Loan Documents; (b) if the Borrowers shall fail to observe or perform any other agreement, term, obligation, covenant or condition contained in this Deed of Trust, the WVEDA Loan Agreement, the WVEDA Notes or any other WVEDA Loan Document; (c) any warranty, representation or statement made or furnished to the Beneficiary by or on behalf of any Borrower under this Deed of Trust, the WVEDA Loan Agreement or any other WVEDA Loan Document is false or misleading in any material respect, at the time made or furnished; (d) the commission by any Borrower, including any officers, employees or agents of any Borrower, of any illegal or fraudulent act with the intent to deceive the Beneficiary including, without limitation, the falsification of any Borrower’s books or records; (e) this Deed of Trust, the WVEDA Loan Agreement, the WVEDA Notes or any other WVEDA Loan Document ceases to be in full force and effect (including failure of any collateral document to create a valid or perfected security interest or lien) at any time and for any reason; (f) if a default or event of default shall occur and continue beyond any applicable grace period with respect to any other indebtedness of any Borrower to WVEDA or any other creditor; (g) the dissolution or termination of any Borrower’s existence as an ongoing business, any Borrower’s insolvency, the appointment of a receiver for any part of any Borrower’s assets or properties including, without limitation, the Property, that has not been released or dismissed in sixty (60) days from the date of appointment of the receiver, any assignment for the benefit of creditors of all or substantially all of any Borrower’s assets or properties including, but not limited to, the Property, any type of creditor workout involving any Borrower or the Property, the commencement of any voluntary proceeding under any bankruptcy or insolvency laws by any Borrower, or any Borrower admits in writing its inability to pay its debts as they become due; (h) the commencement of any involuntary proceeding under bankruptcy or other insolvency laws against any Borrower that is not dismissed within sixty (60) days of the filing date; (i) commencement of foreclosure, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of any Borrower against the Property or any other collateral for the WVEDA Loans; however, this Event of Default shall not apply if there is a good faith dispute by such Borrower as to the validity or reasonableness of the claim which is the basis of the creditor proceeding, and if such Borrower gives WVEDA written notice of the creditor proceeding and furnishes reserves or other adequate security for the creditor proceeding satisfactory to WVEDA; (j) if there shall now or hereafter exist upon the Property, or any part thereof, any claim, lien or encumbrance (other than Permitted Encumbrances) which is or might be superior to the lien of this Deed of Trust; (k) if the Property, or any part thereof or any interest therein, shall be leased, sold, conveyed, disposed of or transferred in any manner whatsoever, whether by lease, deed, sales contract or any other instrument, by Grantor to any person, firm or corporation without the advance written consent of WVEDA; (l) if operations of Grantor at the Property shall cease or be significantly curtailed (operations shall be “significantly curtailed” if total employment (as measured in terms of man hours) at the Property for any calendar quarter is less than fifty percent (50%) of the average quarterly employment of Grantor at the Property for the previous four quarters, unless such reduction is the result of causes wholly beyond the control of Grantor; or (m) if fifty-one percent (51%) of the capital stock of any Borrower cease to be owned by the present shareholders of such Borrower unless prior written consent is received from WVEDA.

10.If any one or more Events of Default shall occur pursuant to subsections 9(a), 9(b), 9(c), 9(d), 9(e), 9(f), 9(g), 9(h), 9(i) or 9(j), and is not cured within thirty (30) days following the date notice of such default is sent by the Trustee or WVEDA to Grantor as provided in paragraph 14 below, or any one or more Events of Default shall occur pursuant to subsections

9(k), 9(1) or 9(m), Trustee or WVEDA, at her or its option, may exercise any one or more of the following rights and remedies, any two or more of which may be exercised concurrently:

(a)The Trustee or the Beneficiary may forthwith, without notice, separately or jointly:  (i) enter into and upon all of the Property and take possession of the Property without process of law, without liability to Grantor or to any other owner or owners or lessees of the Property, and manage and rent the same, or any part thereof, collect and receive the rents, issues and profits thereof and apply the same to the payment of the indebtedness hereby secured, after first deducting the costs and expenses incurred in managing the Property and in collecting said rents, issues and profits (including a commission of three percent (3%)) of the total amount collected, which shall be paid to the Beneficiary, or to the Trustee, as the case may be, for managing the same and collecting and disbursing said rents, issues and profits accruing therefrom), and after deducting such further amount or amounts as may be necessary to pay or reimburse the Beneficiary and the Trustee for any sum or sums of money paid by them, or any of them, under the provisions hereof, together with interest thereon at the rate of ten percent (10%) per annum to the date of payment; (ii) have a receiver appointed by any court having jurisdiction to take charge of the Property and collect, receive and apply the rents, issues and profits thereof; or (iii) exercise any or all of the other rights and remedies provided for in this Deed of Trust.  It is understood and agreed by and between the parties hereto that nothing herein contained shall be construed as a substitute for, or in derogation of, the right to foreclose this Deed of Trust or as imposing any duty or obligation upon the Beneficiary or upon the Trustee, or any of them, to take charge of the Property or to collect said rents, issues or profits or to have a receiver appointed for such purposes.

(b)Without further notice to or demand on Grantor or any other person, the Beneficiary may declare the WVEDA Notes to be immediately due and payable, and the

WVEDA Notes may be collected by proper action, foreclosure of this Deed of Trust, or any other legal or equitable proceeding.

(c)At any time after the exercise by the Beneficiary of the option to declare the WVEDA Notes immediately due and payable, the Trustee, upon the written request of the Beneficiary, shall foreclose upon and sell the Property to satisfy the WVEDA Notes at public auction at, the Trustee’s option, either the location of the Property or at the front door of the courthouse of the county in which the Property is situate, for cash in hand on the day of sale, after first giving notice of such sale by publishing such notice in a newspaper of general circulation published in the county wherein the Property is located, or if there be no such newspaper, in a qualified newspaper of general circulation in said county, once a week for two successive weeks preceding the day of sale and after giving notice to Grantor and to any subordinate lienholder who has previously notified Beneficiary of the existence of a subordinate lien at least twenty (20) days prior to the sale, and no other notice of such sale shall be required.  To the extent not prohibited by West Virginia law, Grantor waives all rights pursuant to West Virginia Code § 38-1-10 and § 38-1-11, as amended, to require the Trustee to post a bond before making any sale or receiving any of the proceeds of such sale under this Deed of Trust.  Trustee is not required to be present at such sale and may appoint an agent or attorney in his or her place to conduct any sale.  Out of the proceeds of such sale the Trustee shall pay, first, the costs and expenses of executing this Deed of Trust, together with an amount equal to five percent (5%) of the gross proceeds of sale to the Trustee, or to the one so acting, as the Trustee’s commission hereunder; second to the Beneficiary and the Trustee all moneys which they or either of them may have paid for taxes, assessments or other governmental charges or fees, insurance, repairs, court costs, and all other costs and expenses incurred or paid under the provisions of this Deed of Trust, together with interest thereon at the rate of ten percent (10%) per annum from the date of payment; third to the Beneficiary the full amount due and unpaid on the WVEDA Notes and all other indebtedness hereby secured, together with all interest accrued thereon to date of payment; and fourth, the balance, if any, to the Grantor, its successors or assigns, upon delivery of and surrender to the purchaser or purchasers of possession of the Property less the expense, if any, of obtaining such possession.  This Deed of Trust shall, with respect to all items of personal property and fixtures subject to the lien hereof, be deemed to grant a security interest to the Beneficiary under the Uniform Commercial Code of West Virginia (the “Code”).  In the event of the occurrence of any Event of Default, in addition to the rights, remedies and powers hereinabove set forth, Beneficiary and the Trustee shall have as to any and all fixtures and personal property covered by this Deed of Trust, all rights, remedies and powers of a secured party under the Code.  This Deed of Trust is to be recorded in the real estate records of each county where the Property is located to serve as a fixture filing.  Grantor also authorizes Beneficiary to file any financing statements in the appropriate filing offices necessary to perfect or evidence the liens granted by this Deed of Trust.

(d)The parties hereto agree that any sale hereunder may be adjourned from time to time without notice other than oral proclamation of such adjournment at the time and place of sale, or at the time and place of any adjourned sale.

11.The parties hereto agree that the Beneficiary may, at any time and from time to time hereafter, without notice, appoint and substitute another Trustee or Trustees, corporations or persons, in place of the Trustee herein named to execute this Trust.  Upon such appointment, either with or without a conveyance to the substituted Trustee or Trustees by the Trustee herein named, or by any substituted Trustee in case the right of appointment is exercised more than once, the new and substituted Trustee or Trustees in each instance shall be vested with all the rights, titles, interests, powers, duties and trusts in the premises which are vested in and conferred upon the Trustee herein named; and such new and substituted Trustee or Trustees shall be considered the successors and assigns of the Trustee who is named herein within the meaning of this Deed of Trust, and substituted in her place and stead.  Each such appointment and substitution shall be evidenced by an instrument in writing which shall recite the parties to, and the book and page of record of, this Deed of Trust, and the description of the Property herein described, which instrument, executed and acknowledged by the Beneficiary and recorded in the office of the Clerk of the County Commission of the county wherein the Property is situate, shall be conclusive proof of the proper substitution and appointment of such successor Trustee or Trustees, and notice of such proper substitution and appointment to all parties in interest.

12.In the event foreclosure proceedings are instituted under the terms and provisions of this Deed of Trust, but are not completed, the Trustee shall be entitled to charge and collect the necessary costs and expenses incurred by her.

13.IT IS EXPRESSLY UNDERSTOOD AND AGREED BETWEEN THE PARTIES HERETO THAT THIS DEED OF TRUST IS GIVEN TO SECURE FUTURE ADVANCES OR EXTENSIONS OF CREDIT WITH INTEREST THEREON WHICH THE SECURED PARTY SHALL MAKE TO GRANTOR FROM TIME TO TIME.  All advances, made at the time of recording hereof or to be made in the future, are secured by this Deed of Trust as if made on the date of recording hereof.  However, the aggregate maximum principal amount of the indebtedness secured hereunder at any one time outstanding shall not exceed the sum of Two Million Six Hundred Ten Thousand and 00/100 Dollars ($2,610,000.00).  THE FUTURE ADVANCES TO BE SECURED BY THIS CREDIT LINE DEED OF TRUST ARE INTENDED TO BE OBLIGATORY FOR PURPOSES OF WEST VIRGINIA CODE § 38-1-14(a)(3).

14.A copy of any notice of Trustee’s sale under this Deed of Trust shall be served on the Grantor by certified mail, return receipt requested, directed to the Grantor at the address stated below or such other address given to the Beneficiary in writing by the Grantor, subsequent to the execution and delivery of this Deed of Trust.  Any other notice under this Deed of Trust shall be effective upon the deposit of such notice, in writing, in the regular United States mail, postage prepaid, addressed to the party or parties who receive such notice at the following addresses or at such other addresses any such party may give to the other parties in writing.  Any notice of a subordinate lien, any notice of other liens pursuant to West Virginia Code § 38-1-4 and § 38-1-14 or other notice may be served on Beneficiary at its address below:

To Grantor:

Kronos Advanced Technologies WV, Inc.

2501 Garfield Avenue

Parkersburg, West Virginia 26101

Attention:  Chief Operating Officer

To Beneficiary:

West Virginia Economic Development Authority

NorthGate Business Park

180 Association Drive

Charleston, West Virginia  25311-1217

Attention: Executive Director

To Trustee:

Spilman, Thomas & Battle, PLLC

P. O. Box 273

Charleston, West Virginia  25321-0273

Attention:  Joyce F. Ofsa

15.The parties hereto further agree that the words “it” or “its” when used in this Deed of Trust, shall, when required by the context hereof, be taken to refer to and to mean, the Grantor herein, whether one or more in number, and whether individual, partnership, firm or corporation; that the word “Trustee” shall include all Trustees if more than one Trustee is named herein.  It is further agreed that the words “note,” “obligation” or “indebtedness” shall include any and all notes or obligations, if more than one, secured by this Deed of Trust; and singular or plurals of words where the same meaning is intended shall not affect the validity of this Deed of Trust.

16.In the event two or more Trustees are named herein, or in the event two or more substitute Trustees are appointed under the provisions of paragraph 11 above, any one or more of such Trustee or substitute Trustee may act in the execution of this trust with the full power and authority granted hereunder.  The Trustee herein may act by agent or attorney in the execution of this Trust and it shall not be necessary for the Trustee to be present in person at any foreclosure sale conducted hereunder.

17.Inasmuch as the parties intend that this Deed of Trust shall, among other things, constitute a fixture financing statement, the undersigned sets forth the following:

(a)The debtor is the Grantor, Kronos Advanced Technologies WV, Inc., and its address is as set forth in Paragraph 14 above.

(b)The secured party is the Beneficiary, West Virginia Economic Development Authority, and its address is as set forth in Paragraph 14 above.

(c)The property concerned is described in Exhibit A attached hereto and made a part hereof, and the record holder thereof is the Grantor.

(d)THE SECURED PARTY DESIRES THIS FINANCING STATEMENT TO BE INDEXED AGAINST THE RECORD OWNER OF THE PROPERTY.

18.Any failure on the part of the Beneficiary or the Trustee to exercise any option herein provided shall not be construed as a waiver of any rights or privileges contained herein.

19.The parties hereto agree that if any term or provision of this Deed of Trust contravenes any law of the State of West Virginia or any other applicable law or regulation, such term or provision is hereby amended and modified to conform to such law or regulation.

20.The parties hereto agree that all covenants, agreements, representations and warranties made herein shall extend to, bind, and inure to the benefit of the heirs, devisees, personal representatives, successors and assigns of the parties hereto.

21.If there shall be any inconsistencies between the terms, covenants, conditions and provisions set forth in this Deed of Trust and the terms, covenants, conditions and provisions set forth in the WVEDA Loan Agreement, then, unless this Deed of Trust expressly provides otherwise, the terms, covenants, conditions and provisions of the WVEDA Loan Agreement shall prevail.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Grantor has caused this Credit Line Deed of Trust and Fixture Filing to be executed by its duly authorized officer as of the day and year first above written.

KRONOS ADVANCED TECHNOLOGIES WV, INC.,

a West Virginia corporation

By:

Name:Joseph L. Florence

Its:Chief Operating Officer

STATE OF WEST VIRGINIA,

COUNTY OF KANAWHA, to-wit:

The foregoing instrument was acknowledged before me this 7th day of April, 2022, by Joseph L. Florence, the Chief Operating Officer of Kronos Advanced Technologies WV, Inc., a West Virginia corporation, for and on behalf of said corporation.

My commission expires:  ______________________________________________.

                                ___________________________________

       Notary Public

[SEAL]

This instrument was prepared by Elizabeth A. Benedetto, Esquire, Spilman Thomas & Battle, PLLC, Post Office Box 273, Charleston, West Virginia 25321; (304) 340-3800.

14773965 (1916.0939)